Exhibit 10.3
AMENDMENT NO. 7 TO THE
1999 STOCK INCENTIVE PLAN OF
AMETEK, INC.
         WHEREAS, AMETEK, Inc (the “Company”) has adopted the 1999 Stock Incentive Plan of AMETEK, Inc. (the “Plan”); and
         WHEREAS, Section 18 of the Plan permits the Board of Directors of the Company or the Committee (as defined in the Plan) to amend the Plan; and
         WHEREAS, the Board of Directors of the Company now desires to amend the Plan in certain respects;
          NOW, THEREFORE, the Plan is hereby amended as follows:
1.	Section 2(h) of the Plan is hereby amended to read in its entirety as follows:
               “2. Definitions.
(h) “Fair Market Value” shall mean the last reported sale price on the principal United States stock exchange or other United States market on which the Shares are traded on the date as of which such value is being determined or, if there shall be no sale on that date, then on the last previous day on which a sale was so reported.”
2.	The provisions of this Amendment shall be effective as of October 25, 2006.

3.	Except to the extent hereinabove set forth, the Plan shall remain in full force and effect.
          IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of the Company as of the 25th day of October, 2006.

AMETEK, INC.
By:	/s/ John J. Molinelli
	Name:	John J. Molinelli
	Title:	Executive Vice President & Chief Financial Officer

Attest:

/s/ Kathryn E. Sena Kathryn E. Sena Corporate Secretary